Exhibit 99.1

From:

STEWART INFORMATION SERVICES CORPORATION P.O. Box 2029, Houston, Texas 77252-2029 www.stewart.com
Contact:	David Hisey, CFO, (713) 625-8043
Kathryn Bass, Investor Relations, (713) 625-8633

F O R I M M E D I A T E R E L E A S E

STEWART INFORMATION SERVICES CORPORATION

ANNOUNCES CASH DIVIDEND

HOUSTON (June 3, 2024) - Stewart Information Services Corporation (NYSE:STC) today announced that its Board of Directors declared a cash dividend of $0.475 per share for the second quarter 2024, payable June 28, 2024, to common stockholders of record on June 17, 2024.

About Stewart

Stewart Information Services Corporation (NYSE:STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage industry, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. Learn more at stewart.com. ST-IR

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